CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #32 to the Registration Statement on Form N-1A of Kinetics Portfolios Trust.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 30, 2019